                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K
                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 15, 2001

                        CarrAmerica Realty Corporation
            (Exact name of registrant as specified in its charter)

                Maryland                     1-11706           52-1796339
      (State or other jurisdiction         (Commission        (IRS Employer
           of incorporation)               File Number)   Identification Number)

      1850 K Street, NW, Suite 500
            Washington, DC                                       20006
(Address of principal executive offices)                       (Zip Code)

              Registrant's telephone number, including area code:
                                (202) 729-7500

                                Not applicable
         (Former name or former address, if changed since last report)
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Item 5.   Other Events

          On November 15, 2001, we agreed to repurchase from Security Capital Group Incorporated 9,200,000 shares of our common stock, par value $.01 per share, at a price of $28.85 per share. The aggregate purchase price of approximately $265.4 million is payable in cash, which we intend to fund by drawing on our $500 million unsecured credit facility with J.P. Morgan Chase, as agent for a group of banks. The purchase is expected to be consummated on November 19, 2001. After giving effect to the repurchase, Security Capital will own approximately 37.4% of our outstanding common stock.


Item 7.   Exhibits

          The following exhibits are filed as part of this report:

    10.1 Stock Purchase Agreement, dated as of November 15, 2001, by and among the Company, Security Capital Group Incorporated and Security Capital Office Business Trust.

    99.1  Press Release, dated November 16, 2001.













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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             CarrAmerica Realty Corporation


Date:  November 16, 2001     By: /s/ Karen B. Dorigan
                                -------------------------------------------
                                Karen B. Dorigan
                                Chief Investment Officer













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                                  EXHIBIT INDEX
                                  -------------

Exhibit                             Document
-------                             --------

 10.1 Stock Purchase Agreement, dated as of November 15, 2001, by and among the Company, Security Capital Group Incorporated and Security Capital Office Business Trust.

 99.1      Press Release, dated November 16, 2001.